UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Lone Star Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2004

Notice is hereby given that the Annual Meeting of Shareholders of Lone Star Technologies, Inc. (“Lone Star”), a Delaware corporation, will be held on the 4th day of May, 2004, at 8:30 a.m., local time, on the 40th floor of the J. P. Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas, for the following purposes:

(1)                                  To elect two members to the Board of Directors of Lone Star;

(2)                                  To approve the 2004 Long-Term Incentive Plan of Lone Star; and

(3)                                  To transact any other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 15, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the office of the Secretary of Lone Star, 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (telephone:  972/770-6401) during the ten-day period preceding the meeting.

We hope that you will be represented at the meeting by signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.  Your vote is important - as is the vote of every shareholder - and the Lone Star Board of Directors appreciates the cooperation of shareholders in returning proxies to vote at the meeting.

By order of the Board of Directors,

Robert F. Spears
Secretary

Dallas, Texas
March 18, 2004

LONE STAR TECHNOLOGIES, INC.

15660 N. Dallas Parkway, Suite 500

P. O. Box 803546

Dallas, Texas 75380-3546

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Lone Star for use at the Annual Meeting of Shareholders to be held on May 4, 2004, or at any adjournment thereof.  Any shareholder giving a proxy may revoke it prior to the voting of the proxy on any matter (without affecting, however, any vote already cast on any other matters) by:

(a)                                  notifying Lone Star of such revocation in writing prior to or at the Annual Meeting,

(b)                                 delivering to Lone Star a duly executed proxy relating to the same shares dated subsequent to the date of the original proxy, or

(c)                                  voting the same shares in person at the Annual Meeting.

The principal executive offices of Lone Star are located at 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248 (telephone: 972/770-6401).  This Proxy Statement and the enclosed proxy were mailed to shareholders on or about March 18, 2004.

All shares represented by unrevoked proxies will be voted at the meeting or any adjournment thereof as specified by the persons giving such proxies.  If no contrary specification is made, the shares represented by proxies will be voted FOR the election as directors of the nominees named herein and FOR approval of the 2004 Long-Term Incentive Plan described herein.

OUTSTANDING SHARES AND VOTING RIGHTS

As of March 15, 2004, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 28,490,808 outstanding shares of Lone Star Common Stock.  This is the only class of stock of Lone Star outstanding, and each share of Common Stock is entitled to one vote on all matters properly coming before the Annual Meeting.

ELECTION OF DIRECTORS

The Certificate of Incorporation and By-Laws of Lone Star provide for a Board of Directors comprised of three classes of directors, as nearly equal in number as possible, with each class of directors to be elected for three-year terms. Therefore, the nominees for election to the class of directors whose terms are expiring at an Annual Meeting are elected for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election. If the total number of directors is increased or decreased, however, the Board of Directors may adjust the number of directors in one or more classes, and that adjustment may result in a director being elected or reelected to a term shorter than three years.  If any director is appointed by the Board of Directors between Annual Meetings to succeed a director who has resigned, died or been removed, the shareholders at the next Annual Meeting following the appointment will vote to elect a director to complete the unexpired term or to serve a full three-year term if the unexpired term ends at that Annual Meeting.  Directors are elected by plurality vote.  Directors are encouraged to attend Annual Meetings.  Last year’s Annual Meeting was held in Wilmington, Delaware, and no directors attended that meeting.

At the 2004 Annual Meeting, shareholders will be asked by Lone Star to reelect Robert L. Keiser and Thomas M. Mercer, Jr. to the Board of Directors for terms expiring at the 2007 Annual Meeting.  After the 2004 Annual Meeting, three directors’ terms will expire at the 2005 Annual Meeting, three directors’ terms will expire at the 2006 Annual Meeting, and two directors’ terms will expire at the 2007 Annual Meeting.  The recent experience of each nominee is summarized below in the first table.

Each proxy solicited hereby which is given prior to the voting at the Annual Meeting and is not revoked will be voted FOR the election of the nominees named in the following table, unless a contrary specification is made in the proxy.  Withheld votes will not be treated as votes for or against any particular director and will not affect the outcome of the election of directors.  If for any reason any nominee should become unavailable for election, then, unless a contrary specification is made in the proxy, votes will be cast pursuant to authority granted by the proxy for a substitute nominee designated by the Board of Directors, or, in the absence of a designation by the Board of Directors, for a substitute nominee designated by any of the persons authorized by the proxy to vote as proxies.  The Board of Directors is not aware that any nominee will be unwilling or unable to serve.

The following tables set forth, for the nominees for director and for the directors whose current terms extend beyond the 2004 Annual Meeting, the principal occupation or employment for each during at least the past five years, the year in which each joined the Board of Directors, the year in which their current terms on this Board expire and other business directorships held.  One of the directors, Mr. Mercer, was recommended for nomination to the Board before his election in 1995 by Alpine Capital, L.P. and the other shareholders reporting share ownership information with Alpine in footnote (2) to the table under the heading “Principal Shareholders” in this Proxy Statement.

The Board of Directors recommends that shareholders vote FOR the election of the nominees named in the table.

NOMINEES FOR DIRECTOR

Name (Age)	Business Experience and Other Information	Year First Elected

Robert L. Keiser (61)	Retired from Kerr-McGee Corporation, an international energy and chemical company, in June 1999; Chairman of the Board of Kerr-McGee Corporation from February 1999 to June 1999; Chairman and Chief Executive Officer from 1994 to February 1999 of Oryx Energy Company, an international energy company. Director: Seabulk International, Inc. His current term expires in 2004. (1 & 3)	2002

Thomas M. Mercer, Jr. (60)	Partner since 1995 of Ceres Capital Partners and owner since 1993 of The Mercer Financial Company (financial advisory and investment banking services). His current term expires in 2004. (3)	1995

CONTINUING DIRECTORS

Rhys J. Best (57)	Chairman of the Board, President and Chief Executive Officer of Lone Star since January 1999; President and Chief Executive Officer of Lone Star from July 1998 to December 1998; President and Chief Operating Officer of Lone Star from 1997 to June 1998; President and Chief Executive Officer of Lone Star Steel Company (“Steel”), a subsidiary of Lone Star, from 1989 to 1997. His current term expires in 2006.	1997

Frederick B. Hegi, Jr. (60)

General Partner, Wingate Partners, L.P. and Wingate Management Co., L.P. (private investments) since 1987; Principal, Wingate Management Co. II, L.P. (private investments) since 1994; President, Valley View Capital Corporation (private investments) since 1982; Chairman, United Stationers, Inc. (wholesale office products) since 1996; Chairman, Loomis, Fargo & Co. (armored car services) from 1991 to May 2001; Chairman, President and Chief Executive Officer from July 1999 to December 2002 of Kevco, Inc. (wholesale distributor of building products to manufactured housing and recreational vehicles industries). Kevco, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in February 2001. Director: United Stationers, Inc., Drew Industries, Inc. and Texas Capital Bancshares, Inc. His current term expires in 2006. (1)

		1985

Robert Kelley (58)	President of Kellco Investments, Inc., a private investment company, since May 2001; Chairman of the Board from 1992 through April 2001, President and Chief Executive Officer from 1986 through October 2000, and director from 1986 through April 2001 of Noble Affiliates, Inc., an independent energy company with domestic and international exploration and production operations. Director: OGE Energy Corporation and Cabot Oil & Gas Corporation. His current term expires in 2005. (1 & 3)	2001

M. Joseph McHugh (66)

Retired since October 2001; one of five members of the office of Chief Executive from October 2000 to October 2001 and Acting Chief Financial Officer from November 1999 to May 2000 of Pillowtex Corporation (manufacturer of home textiles); retired from January 1999 to October 1999; President and Chief Operating Officer of Triangle Pacific Corp. (manufacturer of hardwood flooring and kitchen and bathroom cabinets) from 1994 to December 1998. Pillowtex Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in November 2000. His current term expires in 2006. (2)

		1999

Alfred M. Micallef (61)	President and Chief Executive Officer of M International-Nev, Inc., formerly JMK International, Inc. (holding company of rubber and plastics manufacturing businesses) during the past five years. Director: Cash America International, Inc. His current term expires in 2005. (2)	2000

Jerry E. Ryan (61)	Consultant to Fintube Technologies, Inc. (a subsidiary of Lone Star) from January 2000 to December 31, 2002; Chairman of the Board of the general partner of Fintube Limited Partnership (manufacturer and marketer of finned tubes used in a variety of heat recovery operations) from February 1999 to January 2000 and for more than five years prior thereto, Chairman of the Board and Chief Executive Officer of the general partner of Fintube Limited Partnership. Director: AAON, Inc. and Global Power Equipment Group Inc. His current term expires in 2005. (2)	2000

(1)          Member of the Human Resources Committee (formerly, the Compensation Committee).

(2)          Member of the Audit Committee.

(3)          Member of Corporate Governance Committee.

Meetings of Board and Committees.  During 2003, there were nine meetings of the Board of Directors, five meetings of the Audit Committee, four meetings of the Human Resources Committee and three meetings of the Corporate Governance Committee.  All of the directors attended at least 80 percent of the meetings of the Board of Directors and the committees of the Board on which they served.  The standing committees of the Board have the following principal functions:  the Audit Committee assists the Board in fulfilling its oversight responsibilities to ensure the integrity of Lone Star’s financial statements; the Human Resources Committee reviews and approves salaries and bonuses for officers, reviews management development and succession plans and administers the 1985 Long-Term Incentive Plan; and the Corporate Governance Committee provides general corporate oversight, advises the Board regarding policies for corporate governance and recommends director nominees to the Board.

Nomination of Director Candidates.  The Corporate Governance Committee will consider director candidates recommended by stockholders of Lone Star.  In order to be considered by the Committee, stockholders must submit in writing (which shall not include e-mail) the following information to the Chair of the Committee at Lone Star Technologies, Inc., Attn:  Chair of Corporate Governance Committee, P. O. Box 803546, Dallas, Texas 75380-3546, at least 180 days before the annual meeting of stockholders at which directors are to be elected:  Name of the stockholder, contact information for the stockholder, number of shares of common stock owned by the stockholder, name of the registered owner of the common stock (if different from the stockholder), name of the person recommended for director, brief biography of the person recommended for director, qualifications of the person recommended for director, and whether the person recommended for director consents to being named in the proxy statement as a nominee for director.

The Committee considers the following criteria of director candidates, regardless of who proposes the candidate:  broad experience, wisdom, integrity, ability to make analytical inquiries, industry or other special knowledge, understanding of Lone Star’s business environment and willingness to devote adequate time to Board duties.  The Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a stockholder.  Candidates may come to the attention of the Committee through current directors, stockholders or other persons.  These candidates are evaluated at meetings of the Committee and may be considered at any point during the year.  The two nominees for election at this annual meeting are directors standing for re-election.

Communications with Directors.  Stockholders can send communications to Lone Star’s Board or the non-management directors on the Board by delivering them in writing (which shall not include email) to the director designated as the presiding director for non-management director meetings at either of the following addresses:  Attn:  Presiding Director, Lone Star Technologies, Inc., c/o David E. Morrison, Fulbright & Jaworski LLP, 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201-2784 or Attn:  Presiding Director, Lone Star Technologies, Inc., c/o Jeffrey S. Plowman, Deloitte & Touche LLP, 2200 Ross Avenue, Suite 1600, Dallas, Texas 75201-6778.  If a communication is directed to a specific director, the presiding director will forward that communication to the specified director.

Executive Sessions of Non-Management Directors.  The non-management directors of Lone Star meet at regularly scheduled executive sessions (six in 2003) without management.  The presiding director at those sessions is appointed by the non-management directors to serve for one year or until his or her successor is duly elected and qualified.  The presiding director is the contact person for any party seeking to communicate with the non-management directors.  See “Communications with Directors” above.  Mr. Frederick B. Hegi, Jr. was appointed as the presiding director by the non-management directors in December 2003.

Independent Directors.  The Board of Directors of Lone Star has determined that each of the directors, except Mr. Best, the Chairman of the Board, President and Chief Executive Officer of Lone Star, is independent within the meaning of the New York Stock Exchange director independence standards.  The Board further determined that Mr. Ryan will not qualify as an independent director during the period between November 4, 2004 and December 31, 2005 because of his past relationships with Fintube Technologies, Inc., a subsidiary of Lone Star.  See “Relationships Between Lone Star and Mr. Ryan” below.  Mr. Ryan will not serve on any of Lone Star’s three Committees during that period.  All of the members of those Committees are independent directors.

Compensation of Directors.  Each director of Lone Star who is not an employee of Lone Star or any of its subsidiaries receives an annual retainer of $30,000, plus expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors of which he is a member.  In addition to the annual retainer, each chairman of a committee receives a retainer of $5,000 per year and each director receives attendance fees of $1,000 for each regular and special meeting of the Board of Directors attended, $500 additional fee for each special Board meeting attended in person and $1,000 for each committee meeting attended whether or not there was a Board meeting that same day.  The presiding director receives an annual retainer of $10,000.  Each director may elect to receive his retainer and meeting fees in cash or Lone Star shares, or he may defer receipt under a phantom stock arrangement.  Mr. Hegi has deferred receipt of his directors’ fees that he was otherwise entitled to receive in each of the last six years and in 1989.  He owned an aggregate of 19,777.51 phantom stock units on January 2, 2004, and upon his retirement from the Board, Lone Star will pay Mr. Hegi for each phantom stock unit he then owns cash in an amount equal to the then current market price of one share of Lone Star Common Stock.  A director who is an employee of Lone Star or any of its subsidiaries receives no compensation for serving as a director of Lone Star.

Following each of the Annual Meetings in 1993, 1995 and 1997, each director then in office who was not an employee of Lone Star or its subsidiaries (“non-executive director”) received a stock option for 25,000 shares of Common Stock of Lone Star and following the Annual Meeting in 1998 and each Annual Meeting after that, each non-executive director has received a stock option for 12,500 shares of Common Stock, all under the terms of the 1985 Long-Term Incentive Plan of Lone Star (subject to an overall limitation of 1,650,000 shares that may be issued for such options) with an exercise price at the fair market value of the Common Stock on the date the options were granted.    The non-executive directors held options as of February 29, 2004 covering the following numbers of shares of Common Stock:  Mr. Hegi, 125,000 shares; Mr. Keiser, 25,000 shares; Mr. Kelley, 34,375 shares; Mr. McHugh, 59,375 shares; Mr. Mercer, 121,600 shares; Mr. Micallef, 50,000 shares; and Mr. Ryan, 47,500 shares.

Relationships Between Lone Star and Mr. Ryan.  Mr. Jerry E. Ryan, a director of Lone Star, was Chairman of the Board and a shareholder of the general partner of Fintube Limited Partnership when its assets were acquired by a new subsidiary of Lone Star (Fintube Technologies, Inc.) as of January 1, 2000.  In connection with that acquisition, Mr. Ryan received 95,644 shares of Lone Star Common Stock as partial consideration for his ownership of Fintube Limited Partnership and became a consultant to Fintube Technologies, Inc.  Pursuant to the terms of the consulting agreement, Fintube Technologies, Inc. agreed to pay Mr. Ryan a base salary of $274,008 per year and an annual bonus in an amount determined by Fintube Technologies, Inc., and Lone Star granted Mr. Ryan the option to purchase 30,000 shares of Lone Star Common Stock pursuant to Lone Star’s 1985 Long-Term Incentive Plan.  The consulting agreement expired on December 31, 2002.

Retirement Policy for Directors.  The Board of Directors adopted a retirement policy for directors in 1998:  “A person is not eligible for election as a director if he or she is seventy years of age or older at the time of the election.”   That policy is now included in Lone Star’s Corporate Governance Guidelines.

CORPORATE GOVERNANCE INITIATIVES

Lone Star has sought to implement and adhere to appropriate principles of corporate governance since becoming a public company in 1985.  During this approximately 19-year time period Lone Star has always had a majority of independent directors on its Board and has never had more than two employees concurrently serving as directors.  Since their inception, Lone Star’s Audit, Human Resources and Corporate Governance Committees have all been chaired by non-management directors, with each committee having at least a majority of its voting members comprised of non-management directors.

In 2002 and 2003 Lone Star undertook several further initiatives to promote both effective corporate governance as well as legal compliance and adherence to high ethical standards by its directors, officers, and employees.  These initiatives take into account the Sarbanes-Oxley Act of 2002, proposed rules of the New York Stock Exchange and internal policy and compliance directives proposed by Lone Star’s Board of Directors and management.

At the Board level, Lone Star adopted Corporate Governance Guidelines and new charters for the Audit, Corporate Governance and Human Resources Committees, all of which are available on Lone Star’s website (www.lonestartech.com).  The Corporate Governance Guidelines, which were adopted in December 2002 and amended in February 2004, provide a flexible, modifiable framework within which the Board may conduct its business.  The guidelines address:

•  Board composition, including policies with respect to:

•                  Board size;

•                  Director qualifications and procedures for selecting directors;

•                  The requirement that a majority of Lone Star’s directors be independent;

•                  The inadvisability of imposing term limits on directors; and

•                  The prohibition against nominating a person as a director who would be at least 70 years of age at the time of his or her election;

•             Director responsibilities;

•             Director orientation and continuing education;

•             Regularly scheduled meetings of non-management directors without management;

•             The role of the Board in evaluating the chief executive officer and in providing for management development and succession planning; and

•             Board committees, Board compensation and the Board’s self-evaluation process.

The respective charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee require the applicable committee to be composed of three or more directors, all of whom must be independent.  The Board of Directors has determined that all of the directors who are the members of these Committees are independent in accordance with the new standards and rules of the New York Stock Exchange adopted in November 2003.  The charter of the Audit Committee further requires all members to be or become “financially literate” and at least one member to be an “audit committee financial expert.”  The Board of Directors has determined that the chairman of the Audit Committee, Mr. M. Joseph McHugh, is an audit committee financial expert within the meaning of the applicable regulations of the Securities and Exchange Commission and has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.  All members of the Audit Committee have been determined by the Board to be financially literate and independent directors within the meaning of the New York Stock Exchange listing standards.

From a functional perspective, the Audit Committee charter sets forth the committee’s responsibilities with respect to oversight of the integrity of Lone Star’s financial statements and its legal and regulatory compliance; review of Lone Star’s financial reports, accounting policies and practices and internal controls; and the selection, oversight and termination of Lone Star’s auditors, the assessment of their independence and approval of any permitted nonaudit services they perform.  The Corporate Governance Committee charter addresses the committee’s duties with respect to reviewing corporate governance trends, issues and best practices; recommending changes to Lone Star’s Certificate of Incorporation and By-laws; developing and periodically assessing Lone Star’s Corporate Governance Guidelines, the code of ethics in Lone Star’s business policy manual and the code of ethics applicable to Lone Star’s chief executive, financial and accounting officers; making recommendations to the Board on the selection of new directors and the chief executive officer and reviewing nominees for other officers; and recommending to the Board criteria for assessing Board and management performance.  The Human Resources Committee’s charter provides that such committee is responsible for reviewing and making recommendations to the Board with respect to Lone Star’s incentive and equity-based compensation plans (including approving awards under the 1985 Long-Term Incentive Plan); reviewing the chief executive officer’s goals and objectives, evaluating his performance and making recommendations to the Board on his compensation; evaluating and approving the compensation of other officers of Lone Star and its operating companies; and reviewing Lone Star’s management development and succession plans.

The most broad-based initiative was the adoption by Lone Star and each of its significant operating companies of a business policy manual applicable to each such company’s directors, officers and employees.  Although the manuals differ in a few respects, each manual addresses:

•  business conduct and ethics, including conflicts of interest, fair dealing and procedures for reporting fraud or legal or ethical violations;

•  accounting and recordkeeping, including procedures by which an employee may report any questionable accounting or auditing matter confidentially and, if desired, anonymously;

•  legal and regulatory compliance, including in particular adherence to applicable securities laws such as those prohibiting insider trading;

•  company policies relating to equal employment opportunity, sexual harassment and drug and alcohol testing; and

•  environmental and safety procedures.

To facilitate accurate and timely disclosures by Lone Star in its investor communications and reports filed with the Securities and Exchange Commission, Lone Star also instituted disclosure controls and procedures requiring appropriate officers of Lone Star’s operating companies to promptly communicate “upstream” any material information about their respective companies as well as any internal control deficiencies or fraud.  These disclosure controls and procedures are intended to assure that Lone Star has sufficient information to accurately and timely aggregate and report operating company developments.

Lone Star has also adopted a code of ethics applicable to its Chairman, President and Chief Executive Officer; Vice President and Chief Financial Officer; and Controller.  The code of ethics, which was designed to satisfy both the mandates of the Sarbanes-Oxley Act and proposed New York Stock Exchange requirements and is available on Lone Star’s website (www.lonestartech.com), addresses honest and ethical conduct, legal compliance, conflicts of interest and disclosures by Lone Star in its SEC filings and other investor communications.  Lone Star will post on its website any amendments to, or waivers from, that code of ethics.

EXECUTIVE OFFICERS

All executive officers of Lone Star are elected annually by and serve at the pleasure of Lone Star’s  Board of Directors, or in the case of Mr. Dunn, at the pleasure of the Board of Directors of Steel, which he serves as Chief Executive Officer.  Mr. Larry J. Sims retired as President and Chief Executive Officer of Fintube Technologies, Inc. on October 15, 2003.  The following sets forth information concerning the current executive officers of Lone Star.  Information regarding Mr. Best, the Chief Executive Officer of Lone Star, is provided under “Nominees for Directors.”

Name(Age)	Business Experience and Other Information

W. Byron Dunn (50)	President and Chief Executive Officer of Steel since 1997 and Executive Vice President - Sales and Marketing of Steel from 1991 to 1997.

Robert F. Spears (60)	Vice President, General Counsel and Secretary of Lone Star since 1996.

Charles J. Keszler (41)	Vice President and Chief Financial Officer of Lone Star since February 2001 and Vice President-Finance and Treasurer of Lone Star from 1996 to February 2001.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows beneficial ownership of shares of Common Stock of Lone Star by each director and nominee for director of Lone Star, each executive officer of Lone Star named in the Summary Compensation Table in this Proxy Statement and all directors, nominees and executive officers of Lone Star as a group at February 29, 2004.  Each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name, unless indicated otherwise in a footnote below.

Name of Director, Nominee, Executive Officer or Group	Number of Shares (1)		Percent of Class (2)

Rhys J. Best	590,545		1.99
Frederick B. Hegi, Jr.	103,315			*
Robert L. Keiser	6,125			*
Robert Kelley	10,813	(3)		*
M. Joseph McHugh	33,125			*
Thomas M. Mercer, Jr.	92,850			*
Alfred M. Micallef	19,750			*
Jerry E. Ryan	65,625			*
W. Byron Dunn	199,378			*
Larry J. Sims	87,499			*
Charles J. Keszler	130,250			*
Robert F. Spears	119,500			*

All directors, nominees and executive officers as a group (12)	1,458,775	(4)	4.92

*Less than 1%.

(1)                                  Includes 425,000 shares for Mr. Best, 93,750 shares for Mr. Hegi, 3,125 shares for Mr. Keiser, 7,813 shares for Mr. Kelley, 28,125 shares for Mr. McHugh, 90,350 shares for Mr. Mercer, 18,750 shares for Mr. Micallef, 25,625 shares for Mr. Ryan, 176,250 shares for Mr. Dunn, 72,500 shares for Mr. Sims, 118,750 shares for Mr. Keszler and 110,000 shares for Mr. Spears which may be acquired within 60 days of February 29, 2004 pursuant to options granted by Lone Star under its 1985 Long-Term Incentive Plan.  Also includes 137,000 shares of restricted stock granted to Mr. Best, 13,500 shares of restricted stock granted to Mr. Dunn, 2,500 shares of restricted stock granted to Mr. Sims, 9,500 shares of restricted stock granted to Mr. Keszler and 9,500 shares of restricted stock granted to Mr. Spears, all pursuant to the 1985 Long-Term Incentive Plan.  100,000 shares of Mr. Best’s restricted stock were granted on May 7, 2001 and vest in installments of 12.5% each on May 7, 2004, 2005, 2006, 2007, 2008, 2009, 2010 and 2011.  37,500 shares of Mr. Best’s restricted stock were granted on February 26, 2004 and vest in installments of 20% each on February 26, 2006, 2007, 2008, 2009 and 2010.  Messrs. Dunn’s, Sims’, Keszler’s and Spears’ restricted stock was granted on February 19, 2002 and February 26, 2004 and vests in installments of 25% each on February 19, 2004, 2005, 2006 and 2007 and 20% each on February 26, 2006, 2007, 2008, 2009 and 2010.

(2)                                  Percentages are calculated on 29,660,846 shares, the number that would have been outstanding if the stock options described in the prior footnote had been exercised.

(3)                                  Mr. Kelley’s wife owns 1,500 of these shares.  In addition, Mr. Kelley owns $500,000 principal amount of Lone Star’s Senior Subordinated Notes due June 1, 2011.

(4)                                  Includes a total of 1,170,038 shares which may be acquired within 60 days of February 29, 2004 pursuant to options held by all directors and executive officers as a group.

Additional share ownership information regarding principal shareholders of Lone Star who are neither executive officers nor directors is shown in the table under the heading “Principal Shareholders” in this Proxy Statement.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the person who served as the chief executive officer of Lone Star during 2003 and each person who served as an executive officer of Lone Star during 2003 and received salary and bonus exceeding $100,000 during 2003 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

				Long-Term Comp Awards
Name and Principal Position (1)	Year	Salary($) (2)	Bonus($) (2) (3)	Restricted Stock Awards ($) (4)	Shares Underlying Options (#)	All Other Compensation($) (5)

Rhys J. Best, Chairman,	2003	450,000	—	—	65,000	37,000
President & Chief Executive	2002	437,500	75,000	—	75,000	36,000
Officer, Lone Star	2001	416,667	150,000	4,450,000	75,000	35,500

W. Byron Dunn	2003	290,855	—	—	30,000	27,000
President and Chief	2002	283,349	50,000	52,850	35,000	26,000
Executive Officer, Steel	2001	272,500	100,000	—	35,000	35,500

Larry J. Sims	2003	178,125	—	—	—	133,500
President and Chief Executive	2002	224,167	12,500	37,750	25,000	20,000
Officer, Fintube	2001	217,500	40,000	—	25,000	16,000

Charles J. Keszler	2003	196,250	—	—	20,000	37,000
Vice President and Chief	2002	188,833	30,000	37,750	25,000	36,000
Financial Officer, Lone Star	2001	180,000	60,000	—	25,000	35,500

Robert F. Spears	2003	212,417	—	—	20,000	—
Vice President, General Counsel	2002	206,000	25,000	37,750	25,000	—
and Secretary, Lone Star	2001	199,167	45,000	—	25,000	—

(1)                                  Mr. Best has served as President and Chief Executive Officer of Lone Star since July 1, 1998 and Chairman of the Board of Lone Star since January 1, 1999.  Mr. Dunn has served as President and Chief Executive Officer of Steel since August 1, 1997.  Mr. Sims served as President and Chief Executive Officer of Fintube from January 1, 2000 to October 15, 2003.  Mr. Keszler has served as Vice President and Chief Financial Officer of Lone Star since February 2001 and Vice President - Finance and Treasurer of Lone Star from 1996 to February 2001.  Mr. Spears has served as Vice President, General Counsel and Secretary of Lone Star since 1996.

(2)                                  Under the Lone Star Deferred Compensation Plan, designated officers of Lone Star and its subsidiaries are permitted to defer receipt of up to 25% of their annual salary and bonus.  Amounts of salary or bonus attributable to 2001, 2002 and 2003, the receipt of which has been deferred under the Plan, are nevertheless included in the salary and bonus columns, as appropriate, of the Summary Compensation Table.

(3)                                  Each bonus related to performance in the year indicated in the table.

(4)                                  Mr. Best was awarded 100,000 shares of restricted stock on May 7, 2001 under the 1985 Long-Term Incentive Plan.  The value for that restricted stock grant reflected in this column for Mr. Best is determined by multiplying the total number of shares awarded by the closing sales price ($45.10) on the New York Stock Exchange on the grant date.  The value of those restricted shares on December 31, 2003 was $1,598,000, based on the closing sales price ($15.98) on that date.  The award vests (12.5% annually) during years 3 through 10 of the 10 year term of the grant.  For more information regarding this stock grant, see “Executive Compensation – Employment Agreement”.  On February 19, 2002, Mr. Dunn was awarded 3,500 shares of restricted stock, and Messrs. Sims, Keszler and Spears were each awarded 2,500 shares of restricted stock under the 1985 Long-Term Incentive Plan.  The value for the restricted stock grant reflected in this column for Messrs. Dunn, Sims, Keszler and Spears is determined by multiplying the total number of shares awarded by the closing sales price ($15.10) on the New York Stock Exchange on the grant date.  The value of those restricted shares on December 31, 2003 was $55,930 for Mr. Dunn and $39,950 for each of Messrs. Keszler and Spears, each based on the closing sales price ($15.98) on that date.  Their awards vest (25% annually) on February 19, 2004, 2005, 2006 and 2007.  Mr. Sims’ award vested on October 15, 2003, the date of his retirement.

(5)                                  For Messrs. Best, Dunn and Sims, the compensation listed in the last column includes the employer’s contribution to a 401(k) plan and the employer’s 50% matching contribution (up to $25,000 annually) under the Lone Star Deferred Compensation Plan.  The compensation shown for Mr. Sims in 2003 also includes the amount he will be paid in 2004 ($112,500) in connection with his retirement.

Change in Control Arrangements

Lone Star’s and Steel’s Boards of Directors adopted in 1997 an Employment Retention Policy that provides that each officer or key employee designated by Lone Star’s Board or Human Resources Committee will receive a lump sum payment if his or her employment is involuntarily terminated without “cause” or is voluntarily terminated for “good reason” within two years after a “change in control” of the employer.  The lump sum payment for each officer or key employee is an amount, as determined by Lone Star’s Board or Human Resources Committee, that does not exceed 24 times the officer’s average monthly compensation or 12 times the key employee’s average monthly compensation.  The average monthly compensation is based on the individual’s salary and bonus for the 12 months prior to termination or, if higher, the 12 months prior to the change in control. If no cash bonus is paid to the individual during the applicable 12-month period, however, the monthly compensation would include the full amount of the target cash bonus for that individual at the time his or her employment is terminated.  Lone Star’s other operating subsidiaries have also adopted the Employment Retention Policy.  As of December 31, 2003, the lump sum amount for each of sixteen officers of Lone Star and its operating subsidiaries (including the five named executive officers) was 24 times his average monthly compensation, and the lump sum amount for each of seven other officers was 12 times his average monthly compensation.

Generally, a “change in control” of an operating subsidiary of Lone Star would occur if Lone Star sells that subsidiary’s stock or assets or if there is a “change in control” of Lone Star.  A “change in control” of Lone Star is defined, in general, as (i) a change in control required to be reported under Regulation 14A of the Securities Exchange Act of 1934, (ii) more than 50 percent of Lone Star’s stock becomes beneficially owned by an entity, person or group, (iii) a majority of the Board ceases to be made up of “qualified directors” during any 24 month period, (iv) any merger, consolidation or sale of assets of Lone Star in which Lone Star’s shareholders do not continue to own more than 50 percent of the voting stock of the surviving entity or (v) the approval by Lone Star’s shareholders of  Lone Star’s liquidation or dissolution.  A “qualified director” is any individual who was a director of Lone Star at the beginning of the 24 month period or was nominated for election or was elected to the Board during that period by two-thirds of the “qualified directors” still in office.

Certain officers and employees of Lone Star and its operating subsidiaries, including the named executive officers, and the directors of Lone Star have stock options granted under the 1985 Long-Term

Incentive Plan. Stock options, which ordinarily are not fully exercisable until four years after grant, may vest (become fully exercisable) after a “change in control” (as defined in the Plan) of Lone Star occurs.  The definition of “change in control” of Lone Star in the Plan is the same as the definition in the Employment Retention Policy, and the Plan provides that options become fully exercisable if an optionee’s employment is involuntarily terminated without “cause” or is voluntarily terminated for “good reason” within two years after a “change in control” of Lone Star occurs.  Options and other awards under the Plan held by Lone Star’s chief executive officer will vest on or within two years after the date that a “change in control” of Lone Star occurs.

Employment Agreement

Lone Star entered into an employment agreement with its Chief Executive Officer, Rhys J. Best, on May 7, 2001.  That agreement provides for the continuation of Mr. Best’s employment for an initial three year period ending May 7, 2004, subject to termination as provided in the agreement.  Beginning May 7, 2002 and on each May 7 thereafter, the term of the employment agreement will be automatically extended for one additional year unless Lone Star or Mr. Best gives notice by the preceding April 15 not to extend the term.  During the term of the agreement, Mr. Best is entitled to receive an annual base salary of not less than $425,000 (his base salary on May 7, 2001); annual cash bonus based on a formula that may be approved and amended annually by Lone Star’s Board of Directors or Human Resources Committee; equity-based compensation under the 1985 Long-Term Incentive Plan on similar terms and conditions as other executive officers of Lone Star; other equity-based compensation under another program or agreement as determined by Lone Star’s Board; and benefits available to other officers and employees of Lone Star.  Mr. Best’s base salary is subject to annual review during the term of the agreement and may be increased but not decreased.

If Mr. Best’s employment is terminated due to his death or his “disability” (as defined in the agreement) for more than 60 consecutive days or more than 90 days in any six month period, he or his estate will be paid 50% of his base salary and targeted bonus for the remainder of the agreement’s term.  If Mr. Best’s employment is terminated by Lone Star for any reason other than “cause” (as defined in the agreement) or if Mr. Best terminates his employment for “good reason” (as defined in the agreement), he will be paid his base salary and targeted bonus for the remainder of the agreement’s term, less any amounts received from another employer during that time.  Mr. Best would not be obligated to seek other employment.  If Mr. Best’s employment is terminated by Lone Star for “cause” or if Mr. Best resigns without “good reason”, Mr. Best will only receive his base salary and other amounts owed him through the date of termination.

For a period of two years after the earlier of the termination of Mr. Best’s employment or the termination of the agreement, Mr. Best will not engage in “competition” (as defined in the agreement) with Lone Star or its subsidiaries or solicit the services of or hire any employee or consultant of Lone Star or its subsidiaries.

The 100,000 shares of restricted stock granted in 2001 to Mr. Best in connection with Lone Star and Mr. Best entering into his employment agreement gradually vest (12.5% annually) during years 3 through 10 of the 10 year term of the grant.  If a “change in control” of Lone Star (as defined in the Incentive Plan) occurs or if the employment of Mr. Best is terminated by Lone Star without “cause” (as defined in his employment agreement) or is terminated by Mr. Best for “good reason” (as defined in his employment agreement), one half of his unvested stock options and restricted stock will fully vest on the date of that occurrence or termination, and the other half of his unvested stock options and restricted stock will fully vest on the second anniversary of the date of that occurrence or termination or such earlier date that the Board of Directors or Human Resources Committee may determine in its discretion.  Mr. Best will have 36 months after the date of any such termination of employment (but not beyond the stock option’s original term) to exercise his stock options.  In the event that Mr. Best’s employment is terminated by death or “disability” (as defined in his employment agreement), such number of his unvested restricted shares will fully vest so that the total number of his vested restricted shares will equal the product of 10,000 multiplied by the number of years Mr. Best was employed by Lone Star after May 2001.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of Lone Star pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)		(b)		(c)

Equity compensation plans approved by security holders (1)	2,861,351	(3)	$24.95	(4)	2,277,649	(5)

Equity compensation plans not approved by security holders (2)	-0	-	-0	-	-0	-

Total	2,861,351	(3)	$24.95	(4)	2,277,649	(5)

(1)          These plans are the 1985 Long-Term Incentive Plan and the Employee Stock Purchase Plan of Lone Star.

(2)          Both equity compensation plans of Lone Star have been approved by its shareholders.

(3)          Includes outstanding options to purchase an aggregate of 2,613,225 shares of Common Stock under the 1985 Long-Term Incentive Plan, 213,338 shares of restricted stock issued under that Plan, and 34,788 shares of Common Stock issued under the Employee Stock Purchase Plan.

(4)          Weighted average exercise price of outstanding options.  Excludes restricted stock and shares issued under the Employee Stock Purchase Plan.

(5)          Includes 2,112,437 shares that are available for future issuance under the 1985 Long-Term Incentive Plan and 165,212 shares that are available for future issuance under the Employee Stock Purchase Plan.

OPTIONS

The following table shows the options that were granted under the 1985 Long-Term Incentive Plan in 2003 to the named executive officers.  Each option has an exercise price equal to the fair market value of Lone Star’s Common Stock on the date of grant, has a ten year term and is exercisable as follows: 25 percent on and after the first anniversary of the grant, and an additional 25 percent on and after each of the next three anniversaries.  The rates of stock appreciation presented in this table for the shares under options are not predictions of future stock prices.

OPTION GRANTS TABLE

	Number of Shares of Common Stock Underlying Options	% of Total Options Granted to Employees	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name	Granted (#)	in 2003	Price ($/sh)	Date	5% ($)	10% ($)
Rhys J. Best	65,000	14.54	16.515	2/18/2013	675,090	1,710,825
W. Byron Dunn	30,000	6.71	16.515	2/18/2013	311,580	789,612
Charles J. Keszler	20,000	4.47	16.515	2/18/2013	207,710	526,407
Robert F. Spears	20,000	4.47	16.515	2/18/2013	207,710	526,407

The following table reflects exercises of options by the named executive officers during 2003 and unexercised options held by them at the end of 2003.

AGGREGATED OPTION EXERCISES IN 2003

AND 12/31/03 OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized($)	Number of Shares of Common Stock Underlying Options at 12/31/03 Exercisable/ Unexercisable(#)			Value of In-The-Money Options at 12/31/03 Exercisable/ Unexercisable($)*
Rhys J. Best	—	—	346,250	/	183,750	479,780	/	50,906
W. Byron Dunn	—	—	138,750	/	86,250	82,418	/	23,756
Larry J. Sims	—	—	72,500	/	—	22,625	/	—
Charles J. Keszler	—	—	93,750	/	58,750	95,056	/	16,968
Robert F. Spears	—	—	85,000	/	58,750	80,156	/	16,968

*The value is calculated based on the excess, if any, of $15.98 (the closing price of a share of Lone Star Common Stock on the New York Stock Exchange on December 31, 2003) over the relevant exercise price.

No options were repriced in 2003.

HUMAN RESOURCES COMMITTEE REPORT

Lone Star is a holding company whose operating subsidiaries manufacture, market and provide custom services related to oilfield casing, tubing and line pipe, couplings, specialty tubing products including finned tubes used in a variety of heat recovery applications and flat rolled steel and other tubular products.  These subsidiaries conduct business throughout the world, and their managements are faced continually with many challenges.  The Human Resources Committee believes that successful compensation programs for executive officers and other key employees must be geared to attract and retain quality personnel by providing rewards for exemplary individual performance and must foster enhancement of shareholder value.  To reach these objectives, Lone Star’s executive compensation program consists of current salary, bonus opportunity, deferred compensation and a longer term incentive.

To assist in making its decisions on compensation matters in 2003 and prior years, the Committee members have used a report from a compensation consulting firm regarding chief executive officers compensation, considered other compensation data, communicated with the executive officers regularly at Board meetings, received operating information frequently throughout the year and considered the chief executive officer’s recommendations regarding compensation for other executive officers.  In addition, during 2003, the Committee retained the services of a compensation consulting firm to provide a market assessment of compensation covering 31 senior positions at the Corporation and its operating subsidiaries.  The Committee believes that Lone Star’s total annual senior management salary and bonus opportunity is generally at the median level for the peer group in that market assessment, with the long-term incentives opportunity being at the 75% percentile of the group.

The Committee’s decisions are not based on a formulistic approach assigning relative weights of various factors or quantitative comparisons with specific competitors or other mathematical methods.  All decisions are made with the objective of retaining and compensating those officers who have demonstrated to the satisfaction of the Committee the capacity to contribute to the financial and competitive performance of Lone Star, thereby furthering the main objective of the compensation program — increasing shareholder value.

Annual Compensation

It is the Human Resources Committee’s practice to review and approve salaries and bonus awards for executive officers annually.  The Committee receives from the chief executive officer compensation recommendations for the other executive officers of Lone Star.  The Committee may request additional information and analysis and ultimately determines in its discretion whether to approve recommended changes.  These determinations, which do not include the chief executive officer’s salary, are made by the Committee based on its own analysis and judgment and the recommendations of the chief executive officer.

The chief executive officer’s salary is separately considered by the Committee.  In determining his salary, the Committee considered the businesses in which Lone Star engages, including the highly competitive nature of the steel tubular products industry, the experience he brings to the position and his contributions to the performance of Lone Star and its subsidiaries.

During 2003, the salaries of the named executive officers were increased as follows:  $12,000 per year in Mr. Best’s salary to $452,000; $7,000 per year in Mr. Dunn’s salary to $292,026; $7,500 per year in Mr. Keszler’s salary to $197,500; and $6,500 per year in Mr. Spears’ salary to $213,500.  There was no increase during 2003 in Mr. Sims’ salary, which was $225,000.

Annual bonus awards are evaluated by the Committee after the end of each fiscal year.  Lone Star’s operating companies have a bonus system divided into two components:  80% of the opportunity pool is based on return on invested capital (“ROIC”) and 20% is based on individual achievement.  The Committee reserves the right to modify the awards and the incentive system, and final awards are at the discretion of the Committee.  The performance target ROIC for 2003 was not met, and  the Committee determined in February 2004 that the five named executive officers will not receive any annual bonus award for 2003.

Deferred Compensation

The Board of Directors adopted in 2000 the Lone Star Deferred Compensation Plan for the purpose of providing deferred compensation for a select group of management and highly compensated employees of Lone Star and its subsidiaries.  A participating officer or employee may defer up to 25% of his or her annual cash compensation, and the employer credits the participant’s deferral account with a match (up to $25,000 annually) equal to 50% of the compensation deferred.

The amount credited to a participant’s deferral account will be distributed to the participant on the earlier of (i) the distribution date specified by the participant when he or she elects to defer compensation under the Plan, (ii) the date on which the participant’s employment with Lone Star or its subsidiaries terminates for any reason other than retirement or (iii) the date after the participant’s retirement which the committee that administers the Plan specifies for distribution.  For Plan purposes, retirement means termination of employment after attaining age 65 or, with the consent of the committee administering the Plan, after reaching age 55.  The date that a participant specifies for distribution of his or her employer’s matching contribution cannot be prior to the third plan year after the plan year in which the matching contribution is made.

A participant becomes vested in the employer’s matching contributions made after January 1, 2003 only if (a) he or she is a Lone Star employee on January 1st of the third year after those contributions are made or (b) his or her employment is terminated earlier by death, retirement or disability or by his or her employer without “cause.”  Beginning in 2003, a participant cannot specify a date for distributing his or her deferred compensation that is prior to the third plan year after the plan year in which the compensation is deferred.  If a participant contributes at least 6% of his or her compensation to a 401(k) plan in 2003 or a subsequent year and that deferral decreases the amount of the employer’s matching contribution to that 401(k) plan, the total amount of the employer’s matching contribution under the Deferred Compensation Plan will be increased by the amount (up to  $3,000) equal to the amount of the decrease in the employer’s contribution to the 401(k) plan for that year.

Long-Term Compensation - Stock Options and Restricted Stock

Long term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long term.  It has been Lone Star’s practice to structure this long term incentive compensation in the form of options for its Common Stock granted under the 1985 Long-Term Incentive Plan (the “Incentive Plan”).  These options have an exercise price equal to the fair market value of the Common Stock on the date of grant.  Most options become exercisable in annual cumulative installments of 25 percent each, so that the option is not fully exercisable for four years.  The options can become exercisable sooner in certain circumstances.

Beginning in 2000, Lone Star added another type of long-term incentive compensation by annually granting shares of restricted stock to certain employees, including, since 2001, executive officers.  These awards are contingent on the grantee’s continued employment.

The Committee administers the Incentive Plan and is responsible for awarding stock options and restricted stock to employees under the Incentive Plan, including executive officers.  Options and restricted stock create a strong link between executive compensation and shareholder return and enable executives to develop a meaningful ownership interest in Lone Star.  The vesting of the options over a four-year period and of restricted stock over a five-year period (ten years for the chief executive officer) and the executive’s ability to benefit from increases in Common Stock values provide the executive a continuing incentive to achieve results beneficial to the shareholders and also align the executive’s long term interests with those of the shareholders.

When options are granted to executive officers, the Committee evaluates the individual’s performance currently and relative to the future needs of Lone Star and its operating units and considers the chief executive officer’s recommendations.  The size of awards is based in part on historical practices and the Committee’s subjective evaluation, as previously discussed.  The Lone Star chief executive officer’s option awards are made on a similar basis.

Options granted in 2003 to each executive officer of Lone Star who received salary and bonus exceeding $100,000 during 2003 are shown in the Option Grants Table included elsewhere in this Proxy Statement.

Long Term Compensation – Chief Executive Officer

In order to provide for the continued employment of Rhys J. Best as the Chief Executive Officer of Lone Star, to retain for Lone Star his experience, abilities and services and to encourage his long term dedication to Lone Star as the leader of its management team, the Committee in 2001 approved an employment agreement between Mr. Best and Lone Star after carefully considering and negotiating the terms of his continued employment set forth in that agreement.  See “Executive Compensation – Employment Agreement” for a description of the agreement between Mr. Best and Lone Star and equity-based long term compensation that were authorized and approved by the Committee and Lone Star’s Board of Directors in May 2001.

* * * * *

The foregoing report is submitted by the Human Resources Committee, the members of which are:

Frederick B. Hegi, Jr., Chairman

Robert L. Keiser

Robert Kelley

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Lone Star (the “Committee”) oversees Lone Star’s financial reporting process on behalf of the Board of Directors.  Management, however, has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

The Committee has three members. No member has any relationship with Lone Star that would interfere with his independence from management and Lone Star, and each member is “independent” as defined by the Sarbanes Oxley Act of 2002 and the rules of the New York Stock Exchange currently in effect.  The Committee operates under a written charter approved by the Board of Directors and reviewed and reassessed annually by the Committee.  The charter, among other things, requires that all members of the Committee be independent and “financially literate” and at least one member be a “financial expert,” and sets forth the Committee’s responsibilities regarding the oversight of the integrity of Lone Star’s financial statements, the review of Lone Star’s financial reports, accounting policies and practices and internal controls, the selection, oversight and termination of Lone Star’s auditors, the assessment of their independence and the approval of the services they perform.

The Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2003.  The Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed and discussed with Lone Star’s independent auditors the 2003 financial statements.  The auditors expressed their opinion on the conformity of those financial statements with generally accepted accounting principles

The Committee’s review with the independent auditors included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of Lone Star’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Lone Star’s internal controls, and the overall quality of Lone Star’s financial reporting.  The Committee held five meetings during 2003.  The Committee discussed Lone Star’s quarterly financial statements for each quarter of 2003 with the independent auditors at its meetings.

The Committee is satisfied with the results of its reviews and discussions referred to above, and, therefore, the Committee recommends to the Board of Directors that the audited financial statements be included in Lone Star’s Annual Report on Form 10-K for the year ended December 31, 2003.

The foregoing report is submitted by the Audit Committee, the members of which are:

M. Joseph McHugh, Chairman

Alfred M. Micallef

Jerry E. Ryan

AUDIT COMMITTEE CHARTER

Lone Star’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to last year’s Proxy Statement and is available on Lone Star’s website (www.lonestartech.com).  All members of the Audit Committee are “independent” as defined by the Sarbanes-Oxley Act of 2002 and the corporate governance rules of the New York Stock Exchange adopted in November 2003.

FEES OF AUDITOR

The fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered to Lone Star and its subsidiaries for the fiscal years ended December 31, 2002 and December 31, 2003 were as follows:

	2002		2003

Audit Fees (a)	$405,105	79.4%	$490,556	87.6%
Audit-Related Fees (b)	104,998	20.6	69,630	12.4
Tax Fees (c)	—	—	—	—
All Other Fees (d)	—	—	—	—
Total	$510,103	100.0%	$560,186	100.0%

(a)          Fees for audit services billed in 2003 consisted of the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements and comfort letters, consents and other services related to Securities and Exchange Commission (“SEC”) matters.

Fees for audit services billed in 2002 consisted of the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements and other services related to SEC matters.

(b)         Fees for audit-related services billed in 2002 consisted of due diligence associated with acquisitions and the audits of the employee benefit plans.  Fees for audit related services billed in 2003 consisted of the audits of the employee benefit plans.

(c)          No tax fees were billed in 2002 and 2003.

(d)         No other fees were billed in 2002 and 2003.

The charter of the Audit Committee requires the approval by the Audit Committee of all professional services rendered by Lone Star’s independent auditor prior to the commencement of the services.  The services performed by Deloitte in 2003 were approved by the Audit Committee in accordance with its charter.

SELECTION OF INDEPENDENT AUDITORS

As of the date of this Proxy Statement, the Audit Committee has not decided which accounting firm will be retained by Lone Star and its subsidiaries as their independent auditors for the fiscal year ending December 31, 2004.  The Audit Committee is taking a very deliberative approach in making that decision.

In selecting Lone Star’s independent auditors, the Audit Committee will consider all relevant factors, including the firm’s technical competence and independence, the capabilities of the key partners and managers of the firm who are responsible for the audit, the firm’s quality control procedures, the value of continuity, and the firm’s familiarity with Lone Star’s business.

PERFORMANCE CHART

The following graph compares the yearly percentage change for the five-year period from January 1, 1999 to January 1, 2004in the cumulative total returns on Lone Star’s Common Stock, the S&P 500 Composite Stock Index and the S&P Oil & Gas Equipment & Services Index.  The value of each investment was equal to $100 on January 1, 1999:

CUMULATIVE TOTAL RETURN COMPARISON

Five-year index (1/1/99 = 100)

	1999	2000	2001	2002	2003	2004
Lone Star Common Stock	$100.00	$271.605	$380.247	$173.827	$147.062	$157.83
S&P 500 Index	$100.00	$119.526	$107.407	$93.398	$71.575	$90.46
S&P Oil Equipment Index	$100.00	$117.492	$187.342	$142.156	$114.385	$133.34

PRINCIPAL SHAREHOLDERS

The following table sets forth as of February 29, 2004, the number of shares of Lone Star Common Stock beneficially owned by each person known by Lone Star to own beneficially more than five percent of its outstanding Common Stock.  Percentages are based on 28,490,808 shares of Common Stock of Lone Star which were issued and outstanding on that date.  The information below and elsewhere in the Proxy Statement reporting share ownership of Lone Star is believed to be current based upon information made available to Lone Star prior to the date of this Proxy Statement.

Name and Address of Beneficial Holder	Amount of Beneficial Ownership		Percent of Outstanding Common Stock

Alpine Capital, L.P. 201 Main Street, Suite 3100 Fort Worth, Texas 76102	6,546,572	(1)(2)	22.98%

Keystone, Inc. 201 Main Street, Suite 3100 Fort Worth, Texas 76102	2,279,600	(2)(3)	8.00%

T. Rowe Price Associates, Inc. P. O. Box 17218 Baltimore, Maryland 21297	1,833,210	(4)	6.44%

(1)                                  Alpine Capital, L.P. reports that it has sole voting and dispositive power as to these shares.

(2)                                  Based on the most recent amendment to a Schedule 13D and subsequent Form 4 filings. The Schedule 13D, reporting that these shares were acquired for investment purposes, was filed with the Securities and Exchange Commission jointly by Alpine Capital, L.P., Robert W. Bruce, III, Algenpar, Inc., J. Taylor Crandall, Keystone, Inc., The Anne T. and Robert M. Bass Foundation, Anne T. Bass, and Robert M. Bass.  The Foundation is reported to have sole voting and dispositive power as to an additional 27,500 shares of Common Stock, with respect to which Anne T. Bass and Robert M. Bass are reported to have shared voting and dispositive power.The filing states that Anne T. Bass, Robert M. Bass and J. Taylor Crandall are the directors of the Foundation and that Robert W. Bruce III is a principal of The Robert Bruce Management Co., Inc., which has shared investment discretion over shares owned by the Foundation.  The filing also states that Mr. Crandall and Mr. Bruce have shared voting and dispositive power as to the Foundation’s shares and, along with Algenpar, Inc., have shared voting and dispositive power as to Alpine Capital, L.P.’s shares as well, which together total 6,574,072 shares and represent approximately 23.07 percent of the outstanding Common Stock.Alpine Capital, L.P. is reported to have two general partners, Robert W. Bruce III and Algenpar, Inc.  J. Taylor Crandall is reported to be President and sole stockholder of Algenpar, Inc.

(3)                                  Keystone, Inc. and Robert M. Bass are reported to have sole voting and dispositive power as to these shares.  The filing states that Robert M. Bass is President and sole director of Keystone, Inc. and that J. Taylor Crandall is Vice President and Chief Operating Officer of Keystone, Inc.

(4)                                  These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investment and/or sole power to vote the securities.  Price Associates reported sole dispositive power with respect to all the shares and sole voting power with respect to 516,900 of the shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities.  Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such securities.

2004 LONG-TERM INCENTIVE PLAN

Upon the recommendation of the Human Resources Committee, the Board of Directors of Lone Star adopted the 2004 Long-Term Incentive Plan (the “Plan”) on February 26, 2004 subject to approval of shareholders at the Annual Meeting.  The Board determined it would be in the best interest of Lone Star and its shareholders to adopt the new Plan rather than to continue to amend Lone Star’s 1985 Long-Term Incentive Plan (the “Predecessor Plan”), which can no longer be used to grant incentive stock options and which lacks the flexibility of “modern” equity compensation and incentive plans.  Approval of the Plan will not increase the number of shares of Lone Star Common Stock available for issuance as equity compensation since the Plan generally limits the number of shares of Common Stock issuable under the Plan to (i) the 6,700,000 share “ceiling” in the Predecessor Plan less (ii) the number of shares of Common Stock previously issued or covered by outstanding stock options under the Predecessor Plan.  If shareholders approve the Plan, the Predecessor Plan will immediately terminate except that it will remain applicable to outstanding awards.  As of February 29, 2004, options to purchase an aggregate of 2,873,850 shares of Common Stock were outstanding under the Predecessor Plan, 281,820 shares of restricted stock had been issued under the Predecessor Plan, and 1,783,330 shares were available for future grant.

The Board of Directors recommends that shareholders vote FOR approval of the Plan.

Summary of the Plan

The following paragraphs summarize the material terms of the new Plan, a complete copy of which is appended to this proxy statement as Appendix A.

Purpose and Eligibility.  The purpose of the Plan is to facilitate the ability of Lone Star and its subsidiaries to attract, motivate and retain key personnel through the use of equity-based and cash incentive compensation opportunities (collectively, “Awards”).  Lone Star may grant Awards to any present or future director, officer, employee or other key personnel of Lone Star or a subsidiary.

Awards.  The Plan authorizes the committee that administers it (the “Committee”) to grant a variety of awards, including stock options, stock Awards, other equity-based Awards and performance-based Awards.

Stock Options.  Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

The exercise price per share of Common Stock covered by an option may not be less than 100% of fair market value (in general, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange) on the date the option is granted.  If the option is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code (the “Code”), the exercise price must be at least 110% of such fair market value for any option granted to an employee who is a 10% or greater shareholder.  The Plan expressly prohibits the “repricing” of options unless approved by Lone Star’s shareholders.

Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date of grant (or the fifth anniversary of the date of grant in the case of an incentive stock option granted to an employee who is a 10% or greater stockholder).

At the time an option is granted or, if no rights of the recipient are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee’s employment or other service with Lone Star and its subsidiaries as the Committee deems appropriate.  In the absence of such action by the Committee, and subject to earlier termination in accordance with the Plan,

(i)                                     If an optionee’s employment or other service terminates by reason of death, retirement after age 65, or retirement before age 65 with the consent of the Committee, the optionee’s outstanding options shall become exercisable in full subject in the case of an optionee who retires, to such terms and conditions as the Committee may then impose and any vested option will remain exercisable by a retired optionee or the beneficiary(ies) of a deceased optionee for a period of three years after the optionee’s termination of his or her employment or service or, if earlier, until the expiration of the stated term of the option;

(ii)                                  If an optionee’s employment or other service is terminated by Lone Star or a subsidiary for “cause” (as defined in the Plan) or if grounds for termination for cause then exist, any option held by the optionee (whether or not otherwise vested) shall immediately terminate; and

(iii)                               If an optionee’s employment or other service terminates for any reason other than his or her death, retirement or termination for cause or when cause existed, any nonvested option held by the optionee will thereupon terminate and any vested option will remain exercisable by the optionee for a period of 90 days or, if earlier, until the expiration of the stated term of the option.

No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner approved by the Committee, or, if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution.  During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative.  The Committee may, however, permit the inter vivos transfer of an optionee’s options (other than incentive stock options) by gift to any “family member” (as defined in the Plan) on such terms and conditions as the Committee deems appropriate.

The Committee, in its sole discretion, may permit the exercise price to be paid in whole or in part in cash, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Lone Star Common Stock (to the extent of their fair market value) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by Lone Star or, subject to applicable law, by any other form of consideration deemed appropriate.  In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.  No shares of Common Stock shall be issued upon exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of Lone Star.  The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid and applicable withholding obligations are satisfied.

Stock Awards.  The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine.  A stock Award may take the form of the issuance and transfer to the recipient of shares of Lone Star Common Stock or a grant of stock units representing a right to receive shares of such Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.  Unless otherwise determined by the Committee, (i) the recipient of a stock Award will be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award, (ii) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award and (iii) the recipient will have no other rights as a shareholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

With respect to any stock Award, unless and until all applicable vesting conditions are satisfied and vested shares are issued, neither the stock Award nor any shares of Common Stock issued pursuant to the Award may be sold, pledged or otherwise transferred other than to Lone Star in accordance with the terms of the Award or the Plan.  Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award will be forfeited upon termination of the recipient’s employment or other service with Lone Star and its subsidiaries.  If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award will be canceled and the recipient will be entitled to receive from Lone Star an amount equal to the purchase price, if any, paid for such shares.  If an Award of stock units is forfeited, the recipient will have no other right to receive the shares of Common Stock represented by such units.

Other Equity-Based Awards.  The Committee may grant stock appreciation rights (“SARs”), dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish.  These Awards may entail the transfer of shares of Lone Star Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include Awards designed to comply with or take advantage of applicable tax and other laws.  Shares of Common Stock covered by these Awards will be deemed to have been issued under the Plan for the purpose of applying the 6,700,000 aggregate share limitation if and when such shares or the Award to which such shares relate shall become vested.  An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value, an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not be less than 100% of the fair market value of a share when the SAR is granted.

Performance-Based Awards.  The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards on the achievement of specified performance goals in accordance with the Plan.  In addition, the Plan permits the Committee to grant incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, which Awards may be earned by achievement of specified performance goals in accordance with the Plan over any performance period specified by the Committee.

A performance goal established in connection with these Awards must be (i) objective, (ii) prescribed in writing prior to or near the beginning of the applicable performance period and (iii) based on one or more of the following business criteria applied to an individual, a subsidiary, a business unit or division, or Lone Star and one or more of its subsidiaries as a group, all as determined by the Committee:

(i)                                     total revenue or any key component thereof;

(ii)                                  operating income, pre-tax or after-tax income from continuing operations, EBITA, EBITDA (including, without limitation, EBITDA return based on average assets) or net income;

(iii)                               cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)                              earnings per share or earnings per share from continuing operations (basic or diluted);

(v)                                 return on capital employed, return on invested capital, return on assets or net assets;

(vi)                              after-tax return on shareholders’ equity;

(vii)                           economic value created;

(viii)                        operating margins or operating expenses;

(ix)                                value of the Lone Star Common Stock or total return to shareholders;

(x)                                   value of an investment in Lone Star Common Stock assuming the reinvestment of dividends;

(xi)                                strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and

(xii)                             a combination of any or all of the foregoing criteria.

The targeted levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions and other similar types of events or circumstances occurring during the applicable performance period.  At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals were achieved and the extent to which each performance-based Award has been earned, but the Committee may not exercise its discretion to enhance the value of a performance-based Award.

Share and Individual Award Limitations.  The number of shares of Lone Star Common Stock that may be issued under the Plan may not exceed 6,700,000, reduced by the number of shares issued or covered by outstanding options under the Predecessor Plan.  Shares are not considered issued for this purpose if such shares are (i) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (ii) repurchased by Lone Star or forfeited by the recipient of the Award, (iii) subject to Awards that are forfeited, canceled, terminated or settled in cash or (iv) withheld or surrendered as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

The maximum number of shares of Common Stock covered by options and SARs that can be granted to an employee in any calendar year is 300,000.  The maximum number of shares that may be earned by an employee with respect to any calendar year pursuant to performance-based equity Awards (other than options and SARs) is 100,000.  The maximum amount that may be earned by an employee with respect to any calendar year pursuant to performance-based cash or non-equity Awards under the Plan is $2 million.  Any unused portion of the annual limitations on performance-based Awards that may be earned by an employee may be carried forward on a cumulative basis.

Administration.  The Committee administering the Plan shall be comprised of at least two members of Lone Star’s Board of Directors, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code and as a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”).  The members of the Committee will be appointed by and serve at the pleasure of Lone Star’s Board.

Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and authority to (i) select the persons to whom Awards will be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award and (iv) make any and all determinations and take any and all other actions as the Committee deems necessary or desirable to carry out the terms of the Plan.  The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

Corporate Events and Change in Control Provisions.  The aggregate number and class of shares issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Lone Star Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of Lone Star’s capital stock.

The Plan also contains special provisions dealing with the effect of a “Change in Control,” which shall be deemed to have occurred if:

(i)                                     there has been any event affecting Lone Star that would be required to be reported as a change in control pursuant to Regulation 14A under the Exchange Act;

(ii)                                  any person (within the meaning of Section 13(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Lone Star representing more than 50% of either the then outstanding shares of Lone Star Common Stock or the combined voting power of Lone Star’s then outstanding securities;

(iii)                               at any time during any 24-month period, the individuals who were serving on Lone Star’s Board of Directors at the beginning of such period or who were nominated for election or appointed to the Board during that period by a vote of at least two-thirds of such individuals still in office, shall cease for any reason to constitute at least a majority of the Board;

(iv)                              a merger or consolidation of Lone Star with any other entity or a sale of all or substantially all of the assets of Lone Star, other than a merger, consolidation or sale which would result in the voting securities of Lone Star outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of Lone Star or the surviving or resulting entity or any parent thereof outstanding immediately thereafter; or

(v)                                 the shareholders of Lone Star approve a plan of complete liquidation or dissolution

If, as part of a Change in Control transaction the shareholders of Lone Star receive capital stock of another corporation that is readily tradable on an established securities market (“Exchange Stock”) in exchange for their shares of Lone Star Common Stock (whether or not such Exchange Stock is the sole consideration), and if Lone Star’s Board, in its sole discretion, so directs, then outstanding Awards may be assumed or converted into corresponding awards relating to Exchange Stock in such manner and with such adjustments as may be equitable or appropriate in order to reflect the transaction (“Exchange Stock Transaction”) and preserve the value and character of the Award being assumed or converted.  If such Change in Control transaction is not an Exchange Stock Transaction, or if it is an Exchange Stock Transaction and the Board does not arrange for the assumption or conversion of outstanding Awards, then, subject to consummation of the Change in Control, each outstanding Award will be fully vested and, if applicable, exercisable prior to the Change in Control.  Unless the Board determines otherwise, an option or SAR that is not converted, assumed, exercised or liquidated for cash or otherwise before or in connection with a Change in Control that is an Exchange Stock Transaction will automatically terminate as of the time of the Change in Control.

If a Change in Control occurs and a participant’s employment or other service is terminated in connection with the Change in Control, then the participant’s outstanding equity Awards, if any, will be fully vested, and the participant’s outstanding options and SARs, if any, will remain exercisable for three years after such termination of employment or other service, but not later than the expiration of the fixed term stated in the original option or SAR Award.  The Plan provisions relating to vesting and exercisability described in the preceding sentence will apply to Awards granted under the Plan before a Change in Control that remain outstanding immediately after the Change in Control, including as a result of assumption or conversion.  A Plan participant’s employment or service will be deemed to be terminated in connection with a Change in Control if such employment or service is terminated within two years after the date of the Change in Control either involuntarily without cause or by the participant as a result of a reduction of his or her compensation or any material change in employment location, authority, duties or other working conditions.

If the holder of an outstanding Award is employed by or provides services to a subsidiary of Lone Star and if the stock or assets of the subsidiary are transferred to a third party or otherwise disposed of, and if, immediately after such transfer or other disposition, the holder of the Award is no longer employed by or no longer provides services to Lone Star and its subsidiaries, then, unless the Committee determines otherwise and, unless the Award or the holder’s rights under the Award terminate sooner in accordance with its terms or the terms of the Plan, upon the consummation of such transfer or other disposition (i) each option and SAR will become fully vested and exercisable for a period of three years after the date of the holder’s termination of service; (ii) the restrictions, vesting conditions and forfeiture conditions applicable to a stock, stock unit or other similar Award will lapse; and (iii) the performance conditions applicable to an Award that is subject to performance-based vesting or other conditions will be deemed to have been satisfied.

The Committee may impose other terms and conditions regarding the effect of a Change in Control on a Plan participant’s outstanding Awards so long as they are no less favorable to the participant than the corresponding terms and conditions set forth in the Plan.

Miscellaneous Provisions.  The Plan shall become effective on the date it is approved by Lone Star’s shareholders and will terminate on the tenth anniversary of such date.  Upon the Plan becoming effective, the Predecessor Plan will terminate, except that outstanding awards under the Predecessor Plan will remain subject to the Predecessor Plan and the terms of those awards.

The Board may amend or terminate the Plan, but no such action may have a material adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent.  Any amendment that would increase the aggregate number of shares of Lone Star Common Stock issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of Lone Star’s shareholders.  The Committee may amend the terms of any agreement or Award under the Plan at any time, but any such amendment may not have a material adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent.

Federal Income Tax Consequences

Set forth below is a general summary of certain U.S. federal income tax consequences associated with participation in the Plan.

Stock Options. The recipient of an option that is not an “incentive stock option” under Section 422 of the Code (a “Non-ISO”) will generally realize ordinary income upon exercise of the option measured by the difference between the then fair market value of the shares and the exercise price (i.e., the option spread), and Lone Star will be entitled to a corresponding deduction.  If shares acquired upon the exercise of a Non-ISO are sold, the option holder will realize capital gain (or loss)

equal to appreciation (or depreciation) in the value of the shares since the date the option was exercised.

The holder of an option that is an “incentive stock option” within the meaning of Section 422 of the Code (an “ISO”) will not recognize taxable income upon the exercise of the ISO, although the option spread at exercise will be includable as income for purposes of the alternative minimum tax. If shares of Common Stock acquired upon the exercise of an ISO are sold or otherwise disposed of within two years from the date the option is granted or within one year from the date the option is exercised, then gain realized on the sale will be treated as ordinary income to the extent of the ordinary income that would have been realized upon the exercise of the option if it had been a Non-ISO (as described above), and Lone Star will be entitled to a corresponding deduction.  Any remaining gain is treated as capital gain.  If the shares of Common Stock acquired upon the exercise of an ISO are held for at least two years from the grant date and one year from the exercise date and the option holder is employed by Lone Star or its corporate subsidiaries at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss.  A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.  Other special rules may apply if the shares acquired upon the exercise of an option are subject to transfer restrictions and forfeiture conditions.

Vested and Non-Vested Stock Awards and Stock Units.  In general, the recipient of a non-vested stock Award will realize ordinary income as and when the shares become vested equal to the difference between the then value of the shares and the amount (if any) paid for the shares.  A participant may make an early income election under Section 83(b) of the Code, in which case the participant will realize ordinary income on the date the non-vested shares are issued based upon the value of the shares on that date.  An early income election must be made, if at all, within 30 days of a participant’s receipt of the non-vested stock Award.  Lone Star is entitled to a deduction equal to the ordinary income realized by the participant.  Upon a sale of vested shares, a participant will realize capital gain or loss equal to the difference between the selling price and the participant’s basis for the shares.  For this purpose, the participant’s basis is equal to the value of the shares at the time that ordinary income is realized, and the participant’s holding period begins on that date as well.

A recipient of stock units will generally realize ordinary income upon the issuance of the shares of Common Stock underlying such stock units in an amount equal to the difference between the then value of the shares and the purchase price (if any) for such units and/or shares, and Lone Star will be entitled to a corresponding deduction.

Stock Appreciation Rights and Other Equity-Based Awards.  The holder of a SAR will generally realize ordinary income upon exercise of the SAR equal to the difference between the base price and the then value of the shares covered by the exercise, and Lone Star will be entitled to a corresponding deduction.  With respect to other equity-based Awards pursuant to the Plan, upon the payment of cash or the issuance of shares or other property that is either transferable or vested (i.e., not subject to a substantial risk of forfeiture), the participant will generally realize ordinary income equal to the amount of cash received or the value of the shares or other property received, and Lone Star will be entitled to a corresponding deduction.

Performance-Based Awards.  The recipient of a performance-based Award will generally realize ordinary income upon the issuance of the shares of Common Stock underlying the Award (or, if later, in the first taxable year in which such shares are transferable or not subject to a substantial risk of forfeiture) or upon the receipt of any cash pursuant to such Award. The amount of ordinary income will be equal to the amount of cash or the value of the shares received.  Lone Star will be entitled to a corresponding deduction.

Approval of Plan

The Plan will be approved at the Annual Meeting if the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote thereon vote in favor of the Plan.  The enclosed proxy provides a means for shareholders to vote for the approval of the Plan, to vote against the approval of the Plan or to abstain from voting with regard to approval of the Plan.  Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.  If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder’s proxy will be voted FOR approval of the Plan.  Pursuant to Delaware law and Lone Star’s Certificate of Incorporation and By-Laws, both abstentions and broker non-votes (i.e., proxies from brokers or other fiduciaries indicating that such persons have not received voting instructions with respect to the proposal from the beneficial owner or other persons entitled to vote the shares) will be counted for purposes of determining whether a quorum is present.  Each abstention will be counted for purposes of determining the number of shares present and entitled to vote on the Plan and therefore will have the same effect as a vote against the proposal.  Broker non-votes will not be counted for purposes of determining the number of shares present and entitled to vote and therefore will have no effect on the outcome of the vote on the Plan.  The Board of Directors recommends that shareholders vote FOR the approval of the Plan.

OTHER MATTERS

The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting to which this Proxy Statement is appended.  It is not anticipated that matters other than the election of Directors and the approval of the 2004 Long-Term Incentive Plan as described in the Notice and this Proxy Statement will be brought before the meeting for action.  If any other matters do properly come before the meeting, it is intended that votes thereon will be cast for all shares represented by unrevoked proxies solicited hereby which are received prior to the voting thereon in accordance with the best judgment of any of the persons authorized to vote as proxies.

ACCOUNTANTS

As of the date of this Proxy Statement, the Audit Committee had not appointed the independent public accountants of Lone Star and its subsidiaries for the fiscal year ending December 31, 2004.  Deloitte & Touche LLP, which was initially engaged by Lone Star in June 2002, served as independent public accountants for Lone Star for the fiscal years ended December 31, 2002 and December 31, 2003.  A representative of Lone Star’s independent public accountants will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

On June 6, 2002 Lone Star dismissed Arthur Andersen LLP, which had served as Lone Star’s independent public accountants for the fiscal year ended December 31, 2001.  Arthur Andersen’s report on Lone Star’s financial statements for 2001 neither contained an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by Lone Star’s Board of Directors.  During 2001 and the subsequent interim period prior to such change in accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

COST AND METHOD OF PROXY SOLICITATION

The cost of this proxy solicitation will be paid by Lone Star.  In addition, Lone Star will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in sending proxies and proxy materials to their principals.  Lone Star has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.  Officers and other regular employees of Lone Star and, if necessary, its subsidiaries may request by telephone, telegram, or in person the return of proxies.  Those officers and other regular employees of Lone Star or subsidiaries will not receive additional compensation in connection with any solicitation of proxies.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Shareholders of Lone Star for the year ended December 31, 2003, including the Annual Report on Form 10-K for the same period  (without exhibits), has been mailed to shareholders of record as of March 15, 2004.  A copy of the Annual Report on Form 10-K has been filed with the Securities and Exchange Commission and will be furnished (without exhibits) without charge to shareholders upon written request to Lone Star Technologies, Inc., P. O. Box 803546, Dallas, Texas 75380-3546, ATTN: Charles J. Keszler, Corporate Relations.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Shareholder proposals for consideration at the 2005 Annual Meeting of Shareholders must be received no later than December 1, 2004, at Lone Star’s principal executive office, 15660 N. Dallas Parkway, Suite 500, Dallas, Texas 75248, directed to the attention of the Secretary.

APPENDIX A

LONE STAR TECHNOLOGIES, INC.
2004 LONG-TERM INCENTIVE PLAN

1.                                       Background. The purpose of the Lone Star Technologies, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to facilitate the ability of Lone Star Technologies, Inc. (the “Company”) and its subsidiaries to attract, motivate and retain key personnel through the use of equity-based and cash incentive compensation opportunities (“Awards”). The Plan replaces the Lone Star Technologies, Inc. 1985 Long-Term Incentive Plan (the “Predecessor Plan”).

2.                                       Eligibility. The Company may grant Awards under the Plan to any present or future directors, officers, other employees and other key personnel of the Company or a subsidiary of the Company.

3.                                       Limitations on Company Stock Awards Under the Plan.

(a)                                  Aggregate Share Limitation. The number of shares of the Company’s common stock (“Common Stock”) that may be issued under the Plan may not exceed 6,700,000, reduced by the number of shares issued or covered by outstanding options under the Predecessor Plan. Subject to applicable law, shares are not considered issued for this purpose if such shares are (1) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) repurchased by the Company or forfeited by the recipient of the award, (3) subject to awards that are forfeited, canceled, terminated or settled in cash, or (4) withheld or surrendered as payment of the exercise or purchase price under an award or the tax withholding obligations associated with the exercise, vesting or settlement of an award.

(b)                                 Annual Individual Award Limitations. The maximum number of shares of Common Stock covered by options and stock appreciation rights (“SARs”) granted to an employee in a calendar year is 300,000. The maximum number of shares that may be earned by an employee with respect to any calendar year pursuant to performance-based equity Awards (other than options and SARs) described in Section 8 of the Plan is 100,000. The maximum amount that may be earned by an employee with respect to any calendar year pursuant to performance-based cash or non-equity Awards described in Section 8 of the Plan is $2 million. Any unused portion of the annual limitations on performance-based Awards that may be earned by an employee may be carried forward on a cumulative basis.

(c)                                  Special Rules. For purposes of applying the limitations of Section 3(b), (1) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s) and without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition, and (2) an employee’s annual performance limit is “used” at the time of the Award granting the employee the opportunity to earn a cash or share payment in the future, without regard to whether such payment is subsequently earned.

4.                                       Administration.

(a)                                  Committee. The Plan will be administered by a committee (the “Committee”) comprised of at least two members of the Company’s Board of Directors (the “Board”), each of whom shall qualify as an “outside director” within the meaning of Section 162(m) or the Internal Revenue Code of  1986, as amended (the “Code”) and as a “Non-Employee Director” within the meaning of SEC Rule 16b-3(b)(3) issued under the Securities Exchange Act of 1934 (the “Exchange Act”). If for any reason the Committee does not satisfy the requirements of the preceding sentence, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The members of the Committee will be appointed by and serve at the pleasure of the Board.

(b)                                 Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (1) select the persons to whom Awards will be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c)                                  Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d)                                 Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award made under the Plan, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e)                                  Indemnification. The Company shall indemnify and hold harmless each member of the Committee or subcommittee appointed by the Committee and any employee or director of the Company or of a subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, INCLUDING ANY LOSS, COST, LIABILITY, DAMAGE OR EXPENSE RESULTING FROM SUCH PERSON’S OWN NEGLIGENCE, unless and except to the extent attributable to such person’s fraud or willful misconduct.

5.                                       Stock Option Awards.

(a)                                  General. Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(b)                                 Minimum Exercise Price. The exercise price per share of Common Stock covered by an option may not be less than 100% of fair market value on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code). For Plan purposes, unless otherwise determined by the Committee, the fair market value of a share of Common Stock on any date is the average of the high and low prices per share on the principal national securities exchange on which shares of Common Stock are then traded, as reported by a recognized reporting service, or, if there are no sales on such date, on the next succeeding date on which such shares are traded.

(c)                                  Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Company, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock, or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 9 (relating to capital and other corporate changes) will not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the option holder.

(d)                                 Maximum Duration. Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an “incentive stock option” granted to an employee who is a 10% stockholder).

(e)                                  Effect of Termination of Employment or Other Service. At the time an option is granted or, if no rights of the recipient are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee’s employment or other service with the Company and its subsidiaries (“Termination of Service”) as the Committee deems appropriate. In the absence of a specific provision described in the preceding sentence, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to an optionee’s outstanding options upon Termination of Service:

(i)                                     Termination by Reason of Retirement or Death. If an optionee’s employment or other service terminates by reason of death, retirement after age 65, or retirement before age 65 with the consent of the Committee, then the optionee’s outstanding options shall become exercisable in full (whether or not fully exercisable immediately before the optionee’s Termination of Service), subject, however, in the case of an optionee who retires, to such other terms and conditions as the Committee may then impose. Any vested option will remain exercisable by a retired optionee or the beneficiary(ies) of a deceased optionee for a period of three years after the optionee’s Termination of Service or, if earlier, until the expiration of the stated term of the option. A vested option will terminate at the expiration of such period to the extent it is not previously exercised.

(ii)                                  Termination for Cause. If an optionee’s employment or other service is terminated by the Company or a subsidiary for Cause (as defined below) or if, at the time of such termination, grounds for a termination for Cause exist, then any option held by the optionee (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. For purposes of the Plan relating to termination of employment or service, the term “Cause” means fraud, embezzlement, a felony involving moral turpitude or any other willful misconduct which has or can reasonably be expected to have a material adverse effect on the business, assets or reputation of the Company or any of its subsidiaries or on the ability of an individual to continue effectively to serve the Company in the same position, all as determined by the Board.

(iii)                               Other Termination. If an optionee’s employment or other service terminates for any reason (other than death, retirement or Cause or at a time when Cause exists) or no reason, then any nonvested option held by the optionee will thereupon terminate. Any vested option will remain exercisable by the optionee for a period of 90 days or, if earlier, until the expiration of the stated term of the option.  The vested option will terminate at the expiration of such period to the extent it is not previously exercised.

(f)                                    Nontransferability. No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee, or. if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee’s options (other than options designated as “incentive stock options”) by gift to any “family member” on such terms and conditions as the Committee deems appropriate. For this purpose, a “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse or sibling, including adoptive relationships, a trust all of the beneficial ownership interests in which are held by one or more of such persons, a foundation with respect to which the investment of assets is controlled by the option holder and/or any one or more of such persons, and any other entity all of the voting interests of which are held by the option holder and/or any one or more of such persons.

(g)                                 Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Company or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

(h)                                 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid fully and applicable withholding obligations are satisfied fully.

6.                                       Stock Awards. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

(a)                                  Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Company for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b)                                 Stock Certificates for Non-Vested Stock. Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c)                                  Stock Certificates for Vested Stock. The recipient of a stock Award that is or becomes vested will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for the vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 10.  The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee.

(d)                                 Rights as a Stockholder. Unless otherwise determined by the Committee, (1) the recipient of a stock Award will be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award, and (3) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

(e)                                  Nontransferability. With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f)                                    Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award will be forfeited upon the recipient’s Termination of Service. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to the purchase price, if any, paid for such shares. If an Award of stock units is forfeited, the recipient will have no further right to receive the shares of Common Stock represented by such units.

7.                                       Other Equity-Based Awards. The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section will be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 3(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value, an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not less than 100% of the fair market value of a share when the SAR is granted.

8.                                       Performance-Based Awards.

(a)                                  General. The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards on the achievement of specified performance goals in accordance with this Section. In addition, incentive Awards, including annual incentive Awards and long term incentive Awards, denominated as cash amounts, may be granted under this Section 8, which Awards may be earned by achievement of specified performance goals in accordance with this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b)                                 Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries as a group, all as determined by the Committee:

(i)                                     total revenue or any key component thereof;

(ii)                                  operating income, pre-tax or after-tax income from continuing operations, EBITA, EBITDA (including, without limitation, EBITDA return based on average assets) or net income;

(iii)                               cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)                              earnings per share or earnings per share from continuing operations (basic or diluted);

(v)                                 return on capital employed, return on invested capital, return on assets or net assets;

(vi)                              after-tax return on stockholders’ equity;

(vii)                           economic value created;

(viii)                        operating margins or operating expenses;

(ix)                                value of the Company’s Common Stock or total return to stockholders;

(x)                                   value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(xi)                                strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

(xii)                             a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify as “performance-based” under Section 162(m) of the Code and regulations thereunder, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c)                                  Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based

Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

9.                                       Capital Changes, Reorganization, Sale.

(a)                                  Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)                                 Change in Control of the Company. If, as part of a Change in Control transaction within the meaning of subparagraph (d)(iv) or (v) below, the stockholders of the Company receive capital stock of another corporation that is readily tradable on an established securities market (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then outstanding Awards may be assumed or converted into corresponding awards relating to Exchange Stock in such manner and with such adjustments as may be equitable or appropriate in order to reflect the transaction (“Exchange Stock Transaction”) and preserve the value and character of the Award being assumed or converted. If such Change in Control transaction is not an Exchange Stock Transaction, or if it is an Exchange Stock Transaction and the Board does not arrange for the assumption or conversion of outstanding Awards, then, subject to consummation of the Change in Control, each outstanding Award will be fully vested and, if applicable, exercisable prior to the Change in Control. Unless the Board determines otherwise, an option or SAR that is not converted, assumed, exercised or liquidated for cash or otherwise before or in connection with a Change in Control that is an Exchange Stock Transaction will automatically terminate as of the time of the Change in Control.

(c)                                  Termination of Service Following a Change in Control. If a Change in Control occurs and a participant’s employment or other service is terminated in connection with the Change in Control (as described below), then the participant’s outstanding equity Awards, if any, will be fully vested, and the participant’s outstanding options and SARs, if any, will remain exercisable for three years after such termination of employment or other service, but not later than the expiration of the fixed term stated in the original option or SAR Award. The preceding sentence will apply to Awards granted under the Plan before a Change in Control that remain outstanding immediately after the Change in Control, including, without limitation, as a result of assumption or conversion. A Plan participant’s employment or service is deemed to be terminated in connection with a Change in Control if such employment or service is terminated within two years after the date of the Change in Control either involuntarily without Cause or by the participant as a result of a reduction of his or her compensation or any material change in the location, authority, duties or other working conditions of his or her employment or other service.

(d)                                 Definition of Change in Control. A Change in Control shall be deemed to have occurred if:

(i)                                     any event affecting the Company that would be required to be reported by a reporting company as a change in control pursuant to Regulation 14A under the Exchange Act;

(ii)                                  any person (within the meaning of Section 13(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding securities;

(iii)                               at any time during any twenty-four month period, the individuals who were serving on the Board at the beginning of such period or who were nominated for election or appointed to the Board during that period by a vote of at least two-thirds of such individuals still in office shall cease for any reason to constitute at least a majority of the Board;

(iv)                              a merger or consolidation of the Company with any other entity or a sale of all or substantially all of the assets of the Company, other than a merger, consolidation or sale which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of Company or the surviving or resulting entity or any parent thereof outstanding immediately thereafter; or

(v)                                 the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(e)                                  Disposition of a Subsidiary. If the holder of an outstanding Award is employed by or provides services to a subsidiary of the Company and if the stock or assets of the subsidiary are transferred to a third party or otherwise disposed of, and if, immediately after such transfer or other disposition, the holder of the Award is no longer employed by or no longer provides services to the Company and its subsidiaries, then, unless the Committee determines otherwise and, unless the Award or the holder’s rights under the Award terminate sooner in accordance with its terms and/or the terms of the Plan, upon the consummation of such transfer or other disposition:

(i)                                     each option and SAR will become fully vested and exercisable for a period of three years after the date of the holder’s Termination of Service;

(ii)                                  the restrictions, vesting conditions and forfeiture conditions applicable to a stock, stock unit or other similar Award will lapse; and

(iii)                               the performance conditions applicable to an Award that is subject to performance-based vesting or other conditions will be deemed to have been satisfied.

(f)                                    Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

(g)                                 Committee Discretion. The Committee may impose other terms and conditions regarding the effect of a Change in Control on a Plan participant’s outstanding Awards so long as they are not less favorable to the participant than the corresponding terms and conditions set forth in the preceding subsections of this Section 9.

10.                                 Tax Withholding. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or a subsidiary relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the subsidiary may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Company.

11.                                 Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may have a material adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would have a material adverse effect on a holder’s rights under an outstanding Award may not be made without the holder’s written consent.

12.                                 General Provisions.

(a)                                  Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.

(b)                                 Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(c)                                  Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the

Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)                                 No Employment or other Rights. Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or a subsidiary or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e)                                  Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

(f)                                    Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 or a comparable successor thereto (“Applicable Accounting Rule”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under the Applicable Accounting Rule, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 11 of the Plan.

(g)                                 Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

13.                                 Governing Law. All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

14.                                 Term of the Plan. The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and the Predecessor Plan will thereupon terminate. Rights of persons with respect to outstanding awards under the Predecessor Plan will remain subject to the Predecessor Plan and the terms of those awards. Unless sooner terminated by the Board, the Plan shall terminate on tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the

Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

ANNUAL MEETING OF SHAREHOLDERS OF

LONE STAR TECHNOLOGIES, INC.

May 4, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ò Please detach along perforated line and mail in the envelope provided. ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors for terms expiring 2007:		2. Proposal to approve the 2004 Long Term Incentive Plan.	☐	☐	☐

☐ FOR ALL NOMINEES	NOMINEES: ☐ Robert L. Keiser	3. In their discretion, upon other business as may properly come before the meeting or any adjournment(s) thereof.
☐ Thomas M. Mercer, Jr.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

LONE STAR TECHNOLOGIES, INC.

15660 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
Annual Meeting May 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made as to the nominees for election, this proxy will be voted FOR  the nominees named. If no direction is made as to Proposal 2, this proxy will be voted FOR Proposal 2.

The undersigned having received the notice and accompanying Proxy Statement for said meeting,  hereby appoints as Proxies Rhys J. Best, Robert F. Spears and Charles J. Keszler, or any one of them,  with power of substitution in each, to vote at the annual meeting or any adjournments thereof all the  shares of Lone Star Technologies, Inc. which the undersigned may be entitled to vote. The above  Proxies are, and each of them is, hereby instructed to vote as shown on the reverse side of this card.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)